EXHIBIT 10.12

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this "Amendment") is made this 23rd day of December, 2003, by and between FIRST INDUSTRIAL, L.P., a Delaware limited partnership ("Landlord"), and INTEST CORPORATION, a Delaware corporation ("Tenant").

RECITALS

WHEREAS, Landlord and Tenant entered into that certain Industrial Building Lease dated June 6, 2000, as amended by that certain First Amendment to Lease dated as of October 2, 2000 (as amended, the "Lease"), with respect to 121,700 square feet of space located in the building commonly known as 7 Esterbrook Drive, Cherry Hill Industrial Park, Cherry Hill Township, New Jersey, all as more particularly described in the Lease; and

WHEREAS, Landlord and Tenant desire to modify certain terms and conditions of the Lease, all on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing recitals, and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged and confessed, Landlord and Tenant agree as follows:

    Definitions. All capitalized terms used but not defined in this Amendment shall have the same meanings ascribed to them in the Lease.

    Roof Replacement. The last two (2) sentences of Section 13.2 of the Lease are hereby deleted in their entirety and replaced with the following language: "Landlord shall replace those portions of the roof to the Premises described as the "2004 Area" and the "2005 Area" on Exhibit "E" attached hereto, at Tenant's sole cost and expense, subject to the terms and conditions of this Section 13.2 below. Landlord shall commence replacement of the 2004 Area (the "2004 Replacement") on or about April 15, 2004 and complete such replacement on or before that date that is ninety (90) days following the commencement of the 2004 Replacement. The 2004 Replacement shall be performed in accordance with the scope of work, description of work and estimate of permitting fees and other costs and as set forth on Exhibit "E-1" (the "2004 Scope") attached hereto, at the cost set forth therein; provided Tenant shall be responsible for any increase in the cost of the 2004 Replacement in the event Tenant approves such increase in advance. Landlord shall commence replacement of the 2005 Area (the "2005 Replacement") on or about April 15, 2005 and complete such replacement on or before that date that is ninety (90) days following the commencement of the 2005 Replacement. The 2005 Replacement shall be performed in accordance with a scope of work substantially similar to the 2004 Scope; any changes from the 2004 Scope to the 2005 Scope (including increased cost or change in warranty) must be approved in advance by Tenant. Promptly upon (i) completion of each of the 2004 Replacement and the 2005 Replacement and (ii) Landlord's determination of the final and actual costs and expenses incurred with respect to such replacement (the "Replacement Costs" which Replacement Costs shall be limited to the actual direct third-party construction costs), Landlord shall deliver to Tenant a statement (a "Statement") of the applicable Replacement Costs together with such supporting information as Tenant may reasonably request. Commencing the month immediately following the month in which Landlord delivers a Statement to Tenant and continuing through the end of the Operating Year in which Landlord delivers such Statement (the "Reimbursement Period"), Tenant shall pay, on the first day of each month during such Reimbursement Period, as Additional Rent, an amount equal to the applicable Replacement Costs divided by the number of months in that Reimbursement Period. Landlord shall perform, and cause its contractor(s) to perform, the 2004 Replacement and 2005 Replacement in a good and workmanlike manner, in accordance with all applicable laws, regulations and building code requirements, with new materials that are free from defects, and in accordance with industry standards and all manufacturer's recommendations and installation techniques. To the extent practicable and at no additional expense to Landlord, Landlord shall use reasonable efforts to cause the contractor's and manufacturer's warranties to run to each of Landlord and Tenant, individually, so that either Landlord or Tenant may enforce those warranties directly. In the event the contractor's and manufacturer's warranties may not be enforced by Tenant directly, Landlord shall use reasonable efforts to cooperate with Tenant in enforcing, upon Tenant's request, such warranties.

    Exhibits. Exhibit "E" attached to the Lease is hereby deleted in its entirety and replaced with Exhibit "E" attached hereto as Schedule 1. Schedule 2 attached hereto is hereby added to the Lease as Exhibit "E-1."

    Conflict. Except as specifically amended hereby, the Lease remains in full force and effect and is hereby ratified by the parties hereto. In the event that any of the terms or conditions of the Lease conflict with this Amendment, the terms and conditions of this Amendment shall control.

    Counterparts. This Amendment may be executed in any number of identical counterparts, any or all of which may contain the signatures of less than all of the parties, and all of which shall be construed together as a single instrument. For purposes of this Amendment, signatures by facsimile shall be binding to the same extent as original signatures.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS HEREOF, the parties hereto have caused this Amendment to be duly executed on the date first written above.

LANDLORD:

FIRST INDUSTRIAL, L.P., a Delaware limited partnership

By: First Industrial Realty Trust, Inc.,
its sole general partner

By: /s/ James D. Carpenter
Name: James D. Carpenter
Title: Executives Director - Investments

TENANT:

INTEST CORPORATION, a Delaware corporation

By: /s/ Hugh T. Regan, Jr.

Name: Hugh T. Regan, Jr.
Title: Chief Financial Officer